EXHIBIT 32.1

Exhibit 32.1
Certification Pursuant to 18 U.S.C. Section 1350
as Adopted Pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of Intervoice, Inc. (the “Company”) on Form 10-Q for the period ended May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert E. Ritchey, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     This Certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for the purposes of Section 18 of the Exchange Act.

Date: July 8, 2005	/s/ Robert E. Ritchey

Robert E. Ritchey
President and Chief Executive Officer